                                                                    EXHIBIT 11.1

                    AMERICAN SOFTWARE, INC. AND SUBSIDIARIES
             Statement re: computation of Per Share Earnings (loss)
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                                  Year Ended April 30,
                                          -------------------------------------
                                              1999         1998        1997
                                          ------------  ----------- -----------
Common Shares:
Weighted average common shares outstand-
 ing:
 Class A shares.........................    17,462,367   17,868,994  18,535,593
 Class B shares.........................     4,768,289    4,798,289   4,819,501
                                          ------------  ----------- -----------
Basic weighted average common shares
 outstanding:                               22,230,656   22,667,283  22,353,192
                                          ------------  ----------- -----------
Dilutive effect of outstanding Class A
 common stock options outstanding*......             0    1,747,232   1,172,340
                                          ------------  ----------- -----------
   Total................................    22,230,656   24,414,515  23,525,532
                                          ------------  ----------- -----------
Net earnings (loss).....................  $(32,817,051) $ 7,795,281 $ 2,331,854
                                          ------------  ----------- -----------
Net earnings (loss) per common share:
 Basic..................................  $      (1.48) $       .34 $       .10
                                          ============  =========== ===========
 Diluted................................  $      (1.48) $       .32 $       .10
                                          ============  =========== ===========

--------
* Diluted weighted average common shares outstanding are not included in the twelve months ended April 30, 1999 calculations due to the anti-dilution of the net loss per share.